Execution Copy

December 30, 2008

To:	The Shaw Group Inc., as Borrower under the Credit Agreement Referred to Below BNP Paribas, as Agent under the Credit Agreement Referred to Below
RE:	Shaw Credit Agreement — Agreement To Be An Extending Lender

Reference is made to the Credit Agreement dated as of April 25, 2005 among The Shaw Group Inc., the Guarantors party thereto, the Lenders party thereto, and BNP Paribas, as Agent (as amended, modified, renewed or extended from time to time, the “Credit Agreement”). Capitalized terms used herein and not otherwise defined herein shall have the meanings attributed to them in the Credit Agreement.

The undersigned is a Lender under the Credit Agreement and, prior to the date hereof, has been a Non-Extending Lender. As at the date hereof, the total Commitment of the undersigned is $60,000,000. The undersigned now wishes, and hereby agrees, to be an Extending Lender for all purposes under the Credit Agreement from and after the date hereof with respect to $45,000,000 of its total Commitment. Accordingly, from and after the date hereof, the undersigned shall be deemed to be and shall be treated as (i) an Extending Lender for all purposes under the Credit Agreement with respect to $45,000,000 of its total Commitment and (ii) a Non-Extending Lender for all purposes under the Credit Agreement with respect to the remaining $15,000,000 of its total Commitment.

This Letter Agreement shall be construed in accordance with the internal laws (without regard to the conflict of laws provisions) of the State of New York, but giving effect to Federal laws applicable to national banks.

This Letter Agreement may be executed in counterparts. Transmission by facsimile of an executed counterpart of this Letter Agreement shall be deemed to constitute due and sufficient delivery of such counterpart and such facsimile shall be deemed to be an original counterpart of this Assignment Agreement.

This Letter Agreement shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of and be enforceable by each of the parties hereto and its successors and assigns.

IN WITNESS WHEREOF, the Lender party hereto has caused this Letter Agreement to be duly executed as of the date first above written.

Merrill Lynch Capital Corporation

By:	/s/ Arminee Bowler

Name: Title:	Arminee Bowler Vice President

ACCEPTED, ACKNOWLEDG	ED AND AGREED
The Shaw Group Inc.
By:	/s/ David Kinnison

Name: Title:	David Kinnison Vice President and Treasurer

BNP Paribas, as Agent

By:	/s/ John Emery

Name: Title: By:	John Emery Director /s/ Pierre-Nicholas Rogers

Name: Title:	Pierre-Nicholas Rogers Managing Director